UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2016

McGraw-Hill Global Education Intermediate Holdings, LLC
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-193697-01	80-0899362
(Commission File Number)	(IRS Employer Identification No.)

2 Penn Plaza New York, NY	10121
(Address of Principal Executive Offices)	(Zip Code)

(646) 766-2626
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On April 25, 2016, McGraw-Hill Global Education Intermediate Holdings, LLC (the “Registrant”) issued a press release announcing the intent of two of its wholly owned subsidiaries, McGraw-Hill Global Education Holdings, LLC and McGraw-Hill Global Education Finance, Inc., to offer, through a private placement, $670 million aggregate principal amount of Senior Notes due 2024 (the “Notes”), subject to market and other conditions. The press release related to the Notes is attached as Exhibit 99.1 and is incorporated herein by reference.

The Registrant is also disclosing under Item 7.01 of this Current Report on Form 8-K the information attached to this report as Exhibit 99.2, which information is incorporated by reference herein. This information, portions of which have not been previously reported, is contained in materials prepared for a presentation to investors relating to the offering.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 and Exhibit 99.2 are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01	Financial Statements and Exhibits.
(d) - Exhibits
The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press release dated April 25, 2016

99.2	Investor presentation materials

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

McGraw-Hill Global Education Intermediate Holdings, LLC
By:	/s/ David Stafford
Name: David Stafford
Title: Senior Vice President and General Counsel

 Dated: April 25, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 25, 2016

99.2	Investor presentation materials